JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing, on behalf of each of them, of a statement and/or amendment to statement on Schedule 13D (including further amendments thereto) with respect to the common stock, no par value, of Quality Dining, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 17th day of March, 1997.


                                    By:   /s/ Nordahl L. Brue
                                        -------------------------
                                          Nordahl L. Brue


                                    By:   /s/ Michael J. Dressell
                                        -------------------------
                                          Michael J. Dressell


                                    By:   /s/ Steven P. Schonberg
                                        -------------------------
                                          Steven P. Schonberg




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